UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2024

SIGNING DAY SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41863	87-2792157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8355 East Hartford Rd., Suite 100, Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 220-6814

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SGN	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Binding Term Sheet

On September 18, 2024, Signing Day Sports, Inc., a Delaware corporation (the “Company”), entered into a binding term sheet (the “Term Sheet”) with Dear Cashmere Group Holding Company, a Nevada corporation whose common stock is traded on the Pink Current Information tier of OTC Markets Group, Inc. under the symbol DRCR (“DRCR”), James Gibbons (“Gibbons”), and Nicholas Link (together with Gibbons, the “Sellers”), pursuant to which, subject to the terms and conditions set forth therein and in one or more stock purchase agreements to be entered into among the Company, DRCR, the Sellers and any additional stockholders of DRCR, the Company will acquire from the Sellers and any such additional stockholders of DRCR shares of DRCR common stock and preferred stock constituting between 95% and 99% of the issued and outstanding shares of DRCR’s share capital. In consideration for the acquired shares, the Sellers and the other stockholders of DRCR whose shares are acquired by the Company will be issued shares of the Company’s common stock constituting approximately 91.76% of the post-transaction shares of the Company’s common stock on an as-converted and fully-diluted basis, and the pre-transaction stockholders of the Company will hold approximately 8.24% of the Company’s post-transaction shares of common stock on an as-converted and fully-diluted basis, subject to certain assumptions and adjustments. 19.99% of the shares that the Company will issue to the Sellers and other stockholders of DRCR will be common stock and the remainder will be shares of Company preferred stock that will have no voting or dividend rights and that, upon approval by the Company’s stockholders, will automatically convert into such number of shares of Company common stock as is applicable based upon the percentage of the post-transaction shares of Company common stock that they are entitled to on an as-converted basis minus the shares of Company common stock issued to them by the Company upon the closing of the transaction contemplated by the Term Sheet (the “Closing”).

The Term Sheet also provides that the Company and DRCR will use commercially reasonable efforts to secure funding of at least $2.0 million as soon as possible, the net proceeds of which will be equally split between the Company and DRCR and are to be used for operations and, in the case of the Company, to pay down its indebtedness and other liabilities. Such division of the net proceeds of any such funding will be effected by the Company loaning one-half of such proceeds to DRCR, which loans will be forgiven (i) upon the Closing or (ii) upon DRCR’s payment of the break-up fee as described below.

The Term Sheet also provides that the assets of each of the Company and DRCR will be separately held in newly-formed subsidiaries of the Company, and contains provisions relating to certain changes to the Company’s management and board of directors, including that Gibbons will be appointed the chief executive officer of the Company at the Closing, that two members of the board of directors of the Company will be replaced by nominees of DRCR at the Closing, and that, subject to stockholder approval, three of the Company’s post-Closing board of directors will be nominees of DRCR’s board of directors, one nominee will be of the Company’s board of directors, and one will be a joint nominee of DRCR’s and the Company’s boards of directors.

Although the Closing will not be subject to stockholder approval, the conversion of the preferred stock issuable to the Sellers and other sellers at the Closing and the related change in control that will occur upon such conversion will be subject to stockholder approval. Stockholder approval will also be required for the election of the parties’ nominees to the Company’s board of directors. Prior to the conversion of the preferred stock or appointment of each party’s nominees to the Company’s board of directors, the Company will seek and must obtain the approval of a new listing application from the NYSE American LLC (“NYSE American”).

The Term Sheet provides that the Closing will occur as soon as reasonably practicable and that the parties will use commercially reasonable efforts to effect the Closing on or before October 31, 2024.

The Term Sheet also provides that the Company, DRCR, and the Sellers will be subject to a non-solicitation period and a no-shop provision for 30 days following the date of the Term Sheet. The Term Sheet further provides for a $500,000 break-up fee upon termination of the Term Sheet due to an undisputable uncured material breach by the Company, on the one hand, or DRCR or a Seller, on the other hand, upon demand by the other.

All of the foregoing terms are subject to change upon the negotiation and execution of definitive stock purchase agreement(s). The Closing will be subject to the terms and conditions of the definitive stock purchase agreement(s), including completion of due diligence and satisfaction or waiver of closing conditions. There can be no assurance that definitive stock purchase agreement(s) will be entered into or that the proposed transactions will be consummated.

The Term Sheet is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description above is qualified in its entirety by reference to the full text of such exhibit.

Termination Agreement

On September 18, 2024, the Company entered into a Termination Agreement, dated as of September 18, 2024 (the “Termination Agreement”), with Boustead Securities, LLC, a California limited liability company and a registered broker-dealer (“Boustead”). The parties entered into the Termination Agreement in order to terminate the engagement letter, dated as of August 9, 2021, as amended by letter agreements entered into by Boustead and the Company dated as of November 4, 2023, November 8, 2023, and November 13, 2023 (as amended, the “Engagement Letter”), pursuant to which Boustead had certain rights to act as a financial advisor to the Company. The Termination Agreement also provides for the termination of the right of first refusal (the “Right of First Refusal”) provided under the Underwriting Agreement, dated as of November 13, 2023, between the Company and Boustead, as representative of the underwriters in connection with the Company’s firm commitment underwritten initial public offering (the “Underwriting Agreement”), in exchange for the issuance of the Termination Shares (as defined below).

The Termination Agreement provides that the Company will issue to Boustead 3,000,000 shares (the “Initial Termination Shares”) of the Company’s common stock by the later of the date that is (i) five business days after the date of the Termination Agreement and (ii) the date that the NYSE American authorizes the issuance of the Initial Termination Shares (the “Termination Date”). On the Termination Date, the Engagement Letter and the Right of First Refusal and rights and obligations pursuant to the Engagement Letter and the Right of First Refusal will be terminated except with respect to certain customary surviving provisions.

The Termination Agreement provides that upon issuance of common stock or other securities that are exercisable or exchangeable for, or convertible into, common stock of the Company to any third party (other than Boustead or any affiliate of Boustead), the Company will issue to Boustead a number of shares of common stock equal to 10.35% of the shares of common stock (or other securities) so issued by the Company in any such transaction other than a Change in Control (as defined in the Termination Agreement) (the “Additional Termination Shares,” and, together with the Initial Termination Shares, the “Termination Shares”), by the later of (i) five business days after the date of such issuance and (ii) the date that the NYSE American authorizes the issuance of the Additional Termination Shares. The Company’s obligation to issue Additional Termination Shares will cease immediately prior to the effective date of a Change in Control and, for the avoidance of doubt, Boustead will not be entitled to any percentage of the securities issued by the Company in connection with the Change in Control.

The Termination Shares have piggyback registration rights. The Termination Agreement provides that Boustead will not sell more than 10% of the total trading volume on any trading day, provided that the Termination Shares are registered for resale under an effective registration statement. Boustead will also agree to any leak-out provisions requested by the Company, which will be consistent with any leak-out agreement signed by other parties in connection with a Change in Control.

In addition, the Termination Agreement requires that if the Company raises at least $1 million in gross proceeds from a financing, the Company will pay Boustead $100,000 as partial consideration under the Termination Agreement and $68,467.43 to pay an existing account payable owed by the Company to Boustead.

The Termination Agreement was entered into due to the interest of each party to the Termination Agreement to end all material remaining obligations to the other party in an amicable manner. In addition, the execution of the Termination Agreement was determined to be necessary in order for the Company and DRCR to enter into the Term Sheet.

Except as otherwise disclosed above, there have been no material relationships between Boustead and the Company or any of the Company’s affiliates.

The Termination Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K, and the description above is qualified in its entirety by reference to the full text of such exhibit.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under the section “Termination Agreement” of Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under the section “Termination Agreement” of Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The Termination Shares are being offered and sold to Boustead by the Company in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder.

Item 7.01 Regulation FD Disclosure.

On September 19, 2024, the Company issued a press release (the “Press Release”) to announce that it had entered into the Term Sheet. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

The Press Release and the statements contained therein may include “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify these statements because they contain words such as “may,” “will,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” “plan,” “target,” “predict,” “potential,” or the negative of such terms, or other comparable terminology that concern the Company’s expectations, strategy, plans, or intentions. Forward-looking statements relating to expectations about future results or events are based upon information available to the Company as of today’s date and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, including, without limitation, the Company’s ability to complete the acquisition of DRCR and integrate its business, the ability of the Company, the Sellers and DRCR to enter into definitive stock purchase agreement(s), obtain all necessary consents and approvals in connection with the acquisition, obtain clearance from the NYSE American of a new initial listing application in connection with the acquisition, obtain stockholder approval of the matters described herein and in the Press Release and provided for by the Term Sheet, obtain sufficient funding to maintain operations and develop additional services and offerings, market acceptance of the Company’s current products and services and planned offerings, competition from existing online and retail offerings or new offerings that may emerge, impacts from strategic changes to the Company’s business on its net sales, revenues, income from continuing operations, or other results of operations, the Company’s ability to attract new users and customers, increase the rate of subscription renewals, and slow the rate of user attrition, the Company’s ability to retain or obtain intellectual property rights, the Company’s ability to adequately support future growth, the Company’s ability to comply with user data privacy laws and other current or anticipated legal requirements, and the Company’s ability to attract and retain key personnel to manage its business effectively, and other risks and uncertainties described in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. The Company does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Binding Term Sheet, dated September 18, 2024, between Dear Cashmere Group Holding Company, James Gibbons, Nicolas Link, and Signing Day Sports, Inc.
10.2	Termination Agreement, dated September 18, 2024, between Signing Day Sports, Inc. and Boustead Securities, LLC
99.1	Press release dated September 19, 2024
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2024	Signing Day Sports, Inc.

/s/ Daniel Nelson
Name: Daniel Nelson
Title: Chief Executive Officer